                                                                  EXHIBIT 10.28

                 MASTER SOFTWARE LICENSE AND SERVICES AGREEMENT
    BETWEEN EMONY LTD. AS LICENSOR AND BACKWEB TECHNOLOGIES LTD. AS LICENSEE


This Master Software License and Services Agreement ("Agreement") is between Emony Ltd. ("Emony") as licensor and BackWeb Technologies Ltd. as its licensee and customer ("Customer"). The terms of this Agreement shall apply to each Program license granted and to all services provided by Emony under this Agreement, which will be identified on one or more Order Forms.


I.      DEFINITIONS

1.1 "PROGRAM" means the software designated in the applicable Order Form, in object code form distributed by Emony, and the media, Documentation and Updates therefor.

1.2 "DOCUMENTATION" means the standard software and user guides and manuals for installation and use of the Program software provided by Emony with the delivery of the applicable Programs.

1.3 "UPDATE" means a subsequent release of the Program made generally available to Emony's supported customers. Update shall not include any release, option or future product that Emony licenses separately.

1.4 "ORDER FORM" means the document by which Customer orders specific Program licenses and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

1.5 "PLATFORM" means the computer hardware and operating system designated on the relevant Order Form.

1.6 "TECHNICAL SUPPORT" means Program support provided under Emony's policies in effect on the date Technical Support is ordered.

1.7 "COMMENCEMENT DATE" means the date on which the Program licenses specified on an Order Form are delivered by Emony to Customer, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.8 "APPLICATION PROGRAM(S)" shall mean Customer's software application designated in an applicable Order Form.

1.9 "APPLICATION SPECIFIC PROGRAM" shall mean a Program which can only be used by Customer as integrated into the Application Program in connection with and in support of the Program.

II.     PROGRAMS.

2.1 RIGHTS GRANT. Subject to Emony's receipt of the applicable fees set forth on the applicable Order Form, Emony grants to Customer for the Term agreed upon in the applicable Order Form, a nonexclusive, nontransferable without right to sublicense, license to use the Programs specified on an Order Form under this Agreement in object code only on the designated Platform, for the following purposes:

        A. to install the Programs on the appropriate number of computers of the Platforms required to use the Application Specific Programs, as licensed, and to use the Application Specific Programs for Customer's operations, consistent with the use limitations specified or referenced in this Agreement, an Order Form, or the Documentation ("Use Levels");

        B. to use the Documentation provided with the Programs in support of Customer's authorized use of the Programs;

        C. to modify the Application Specific Programs consistent with the Documentation and combine them with the Application Program designated in the applicable Order Form; and

        D. to allow Customer to deliver to its end users Customer's client software and upgrades and updates thereof with the assistance of the Application Specific Program so long as Customer ensures that use of the Programs is in accordance with the terms of this Agreement, any applicable Order Form and the applicable Use levels for the Program. Other than as set forth above, Customer may not use the License for any other data and software delivery operations or for any other purpose.

                Emony shall deliver to the Customer location specified in such Order Form one (1) copy of the software media and Documentation ("Master Copy") for each Application Specific Program currently available in production release as of the effective date of the Order Form for the applicable Platforms. Customer shall have the right to use the Master Copy (i) to make the number of copies as necessary to allow Customer to use the Programs as licensed under this Agreement consistent with the applicable Use Levels for such Program license; and (ii) to make a reasonable number of copies of the Program for backup and archival purposes. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. Customer agrees to include the Emony logo "Powered by Emony" in any place that Customer's names or logo appears when the Application Specific Program operates and on all Customer's collateral concerning the Applications. Customer shall retain any of Customer's trademarks; trademark notice or copyright notices on the Programs and shall not remove such marks from any portions of the Programs. Customer shall not copy or use the Programs (including the Documentation) except as specified in this Agreement or an Order Form.



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2.2     LIMITATIONS ON USE. Without limiting the foregoing, Customer may not use the Programs for third-party training, commercial time-sharing, rental or service bureau use, or outsourcing for third parties. Customer agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Programs, except to the extent required to obtain interoperability with other independently created software or as specified by law.

2.3 TITLE. Emony shall retain all title, copyright and other proprietary rights in the Programs and any modifications or derivative works made to the Programs. Customer and any the end users do not acquire any rights, express or implied, in the Programs or modifications or derivative works thereto, other than those specified in this Agreement or in an applicable Order form

        Customer shall retain all title, copyright and other proprietary rights in its Programs and any modifications or derivative works made to the Applications developed by Customer to the extent that such do not contain the Programs.

        Without limiting the provisions of this section 2.3, Customer shall not embody any portion of the Programs or Emony's Confidential Information in any patent application filed by or on behalf of Customer. In addition, in the event Customer applies for a Blocking Patent (as defined below), Customer hereby grants to Emony and to Emony's licensees a nonexclusive, irrevocable, perpetual, license to the Blocking Patents. The term "Blocking Patent" shall mean (in this Agreement and in any Order Form) a patent invented on behalf of and/or owned at any time by Customer which covers an invention to which a license would be necessary in order to utilize Emony's products and the intellectual property rights pertaining thereto.

2.4 VERIFICATION. Customer shall maintain books and records in connection with its Program use during the term of this Agreement and for two (2) years thereafter. Emony may audit Customer's records to determine whether Customer has complied with the terms of this Agreement or any applicable Order Form. Any such audit shall be conducted by independent auditors selected by Emony and approved by Customer who shall perform their audit during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities and not more than twice a year. If an audit reveals that Customer has underpaid fees to Emony, Customer shall be invoiced for such underpaid fees. If the underpaid fees are in excess of five percent (5%), then Customer shall pay Emony's reasonable costs of conducting the audit.

3.1 III. SERVICES TECHNICAL SUPPORT SERVICES. During the Term of this Agreement, Emony shall provide technical support services, as defined in the applicable Order Form, to Customer for the standard version of the Programs. Any support for customizations may be acquired from Emony at fees to be mutually agreed upon by the parties.

3.2 CONSULTING AND TRAINING SERVICES. Emony will provide consulting and training services agreed to by the parties under the terms of this Agreement and as detailed on separate Order Forms referencing this Agreement. Except as otherwise agreed by the parties, all consulting services and training services shall be billed on time and material basis.

3.3 INCIDENTAL EXPENSES. For any on-site services requested by Customer, Customer shall reimburse Emony for actual, reasonable travel and out-of-pocket expenses incurred.

3.4 TECHNICAL COOPERATION. During the Term of this Agreement, Emony will assist Customer with the technical know-how reasonably necessary to facilitate the integration of the Application Program into Application Specific Program. Such assistance shall be at Emony's standard consulting rates and be subject to a mutually agreed upon Statement of Work ("SOW"). Each party shall provide a technical contact (each, being a "Technical Contact"), who shall have as the primary technical liaisons between the parties and shall act to ensure the free flow of information subject to appropriate confidentiality undertakings by the parties and the personnel implementing this Agreement and further subject to the applicable SOW.

IV.     PAYMENT

4.1 INVOICING AND PAYMENT. All fees shall be due and payable as set forth on the applicable Order Form.

4.2 TAXES. The fees listed in this Agreement do not include taxes; if Emony is required to pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on Customer's use of Programs or services, then such taxes shall be billed to and paid by Customer. This Section shall not apply to taxes based on Emony's income.

V.      TERM AND TERMINATION

5.1 TERM. This Agreement shall become effective on the Effective Date of this Agreement and shall be valid until five (5) years from the Effective Date of this Agreement (the "Initial Term"), unless terminated earlier as provided in this Agreement. Prior to the expiration of the Initial Term, the parties may agree in writing to renew this Agreement for a term to be agreed upon.

5.2 TERMINATION FOR BREACH. Each party may terminate this Agreement or any license upon written notice if the other party materially breaches this Agreement and fails to correct the breach within thirty (30) days following written notice specifying the breach.

5.3 FORCE MAJEURE. Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty (180) days.

5.4 EFFECT OF TERMINATION. Upon expiration or termination of this Agreement, all of Customer's rights



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        to use the Programs shall cease. If this Agreement expires or is terminated for any reason, neither party will be liable to the other because of such expiration nor termination for damages for the loss of prospective profits, anticipated sales or good will. Termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve a party's obligation to pay all fees that have accrued or are otherwise owed by a party under this Agreement, any Order Form or any fees report. The parties' rights and obligations under Sections 2.2, 2.3, 2.4, Articles IV, V VI, and VII shall survive termination of this Agreement. Upon termination of any Program license, Customer shall cease using, and shall return or destroy, all copies of the applicable Programs.

VI.     INDEMNITY, WARRANTIES, REMEDIES

6.1 INFRINGEMENT INDEMNITY. Emony will defend and indemnify Customer against a claim that the Programs infringe any copyright or patent, provided that: (a) Customer notifies Emony in promptly writing after notice of the claim; (b) Emony has sole control of the defense and all related settlement negotiations; provided, however, that Emony shall have not right to incur any material obligation on Customer's behalf except for the actions specified in the second paragraph of this Section; and (c) Customer provides Emony with the assistance, information and authority necessary to perform Emony's obligations under this Section. Emony will reimburse Customer's reasonable out-of-pocket expenses incurred in providing such assistance. Emony shall have no liability for any claim of infringement based on (a) use of a superseded or altered release of Programs by Customer if the infringement would have been avoided by the use of a current unaltered release of the Programs which Emony provides to Customer or (b) the combination or use of the Programs with software, hardware or other materials not furnished by Emony if the use of the software, hardware or other materials not furnished by Emony was the sole cause of the claim of infringement.

        If the Programs are held or are believed by Emony to infringe, Emony shall have the option, at its expense, to (a) modify the Programs to be noninfringing or (b) obtain for Customer a license to continue using the Programs. If Emony determines, in its sole discretion, that it is not commercially reasonable to perform either of the above options, then Emony may terminate the license for the infringing Programs and refund the license fees paid for those Programs, prorated over a five year term from the Commencement Date. This Section 6.1 states Emony's entire liability and Customer's exclusive remedy for infringement.

6.2     WARRANTIES AND DISCLAIMERS.

        A. For each Program licensed to Customer, Emony warrants to Customer that:

        (i) for a period of ninety (90) days after the Commencement Date, each unmodified Program will operate substantially in accordance with the functional description provided the applicable Documentation when installed on the applicable Platform; and

        (ii) the Program will, to the extent supported by the underlying operating system and Customer's applications, be compliant with the millennium date change.

        B. For services acquired under this Agreement, Emony warrants to Customer for a period of ninety (90) days from performance of the applicable service that its Technical Support, training and consulting services will be performed consistent with generally accepted industry standards.

        C. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EMONY DOES NOT WARRANT THAT THE PROGRAMS WILL OPERATE IN COMBINATIONS OTHER THAN AS SPECIFIED IN THE DOCUMENTATION OR THAT THE OPERATION OF THE PROGRAMS WILL BE UNINTERRUPTED, SECURE OR ERROR-FREE. BETA OR PRE-PRODUCTION RELEASES OF PROGRAMS ARE DISTRIBUTED "AS IS." EXCEPT WITH RESPECT TO ANY CONTENT PROVIDED BY EMONY, EMONY EXPRESSLY DISCLAIMS RESPONSIBILITY FOR OR LIABILITY ARISING OUT OF OR BASED UPON THE CONTENT OF INFORMATION TRANSMITTED BY CUSTOMER OR TRANSMITTED TO END USERS OR THE RESULTS OF ANY SUCH TRANSMISSION.

6.3 EXCLUSIVE REMEDIES. For any breach of the warranties contained in this Agreement, Customer's exclusive remedy, and Emony's entire liability, shall be:

        A. for Programs, Emony shall correct the Program errors that cause the breach of warranty or, if correction of the Programs is not commercially feasible, Emony shall replace the Programs with conforming; and

        B. for services, Emony shall reperform the deficient services that cause the breach of the warranty.

6.4 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EMONY'S LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY CUSTOMER UNDER THIS AGREEMENT.
        The provisions of this Agreement allocate the risks between Customer and Emony. Emony's pricing reflects this allocation of risk and the limitation of liability specified herein.



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

VII.    GENERAL TERMS

7.1 NONDISCLOSURE. By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Programs, the terms and pricing under this Agreement, and all information clearly identified as confidential.

        A party's Confidential Information shall not include information that:
        (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party.

        The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of two (2) years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party (except to each such party's agents or independent contractors) for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees, agents or independent contractors in violation of the terms of this Agreement. Notwithstanding the above, Emony may refer to Customer as a customer, OEM and distribution partner in sales presentations, press releases, product brochures, financial or governmental reports, marketing vehicles and activities and on its website and may display Customer's logo in connection with such references.

7.2 COPYRIGHT. The Programs are copyrighted by Emony. Customer shall retain all Emony copyright notices on the Programs used by Customer under its Licenses. On all copies of the Programs integrated and distributed by Customer, Customer shall include a reproduction of Emony's copyright notice(s) with reference to the portions of the Programs included. Such notices shall be placed on the documentation, the sign-on screen and the CD-ROM labels. Notwithstanding any copyright notice by Customer to the contrary, the copyright to the Programs shall remain in and with Emony. Other than as specified above, on any reproduction or translation of any Programs, Documentation or promotional material, Customer agrees to reproduce Emony's copyright notices intact.

8.3 TRADEMARKS. "EMONY" and any other trademarks and service marks adopted by Emony to identify the Programs and other Emony products and services belong to Emony; Customer will have no rights in such marks, except as expressly set forth herein and as specified in writing from time to time. Customer shall have the right to use Emony's trademarks solely in furtherance of its distribution activities, if any, under this Agreement or any applicable Order Form and such use of Emony's trademarks shall be under Emony's trademark policies and procedures in effect from time-to-time. Customer agrees not to use the trademark "EMONY" or any other mark likely to cause confusion with the Emony's trademarks as any portion of Customer's trade name or trademark for any other products of Customer. Customer shall have the right to use Emony's trademarks solely to refer to Emony's Programs, products and services.

7.4 RELATIONSHIP BETWEEN PARTIES. In all matters relating to this Agreement, the parties will each act as an independent contractors. The relationship between Emony and Customer is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software that is functionally similar to the other party's product, so long as proprietary information of the other party is not used in such development.

7.5 GOVERNING LAW. This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of Israel.

7.6 NOTICE. All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to Emony) or to the Customer address on the Order Form (if to Customer). To expedite order processing, Customer agrees that Emony may treat documents faxed by Customer to Emony as original documents; nevertheless, either party may require the other to exchange original signed documents.

7.7 ASSIGNMENT. Neither party may assign this Agreement, or any part thereof, to a legal entity separate from such party, without the prior written consent of the other party hereto, such consent not to be unreasonably withheld. Notwithstanding the forgoing, either party may assign this Agreement and any Order Form to the surviving entity in a merger or reorganization or the purchaser of substantially all of the assets of that party, provided however that in the event that the acquiring entity is a direct competitor of the other, the prior written consent of the other party hereto shall be required, such consent not to be unreasonably withheld. In the event that a party reasonably refuses the assignment for the reasons set forth in the prior sentence, then such party shall have the right to terminate the Agreement in accordance with section V herein and that shall be that party's sole and entire remedy with regards hereto.

7.8 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

7.9 WAIVER. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.



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

7.10 EXPORT ADMINISTRATION. Each party agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Programs nor any direct product thereof are (1) exported, directly or indirectly, in violation of Export Laws; or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

7.11 RESTRICTED RIGHTS. If Customer distributes Programs to the United States government, the Programs shall be provided with "Restricted Rights" and Customer will place a legend, in addition to applicable copyright notices, on the documentation, and on the tape or diskette label, substantially similar to the following: The Programs are deemed to be "commercial computer software" and/or "commercial computer software documentation" pursuant to DFAR Section 227.7202 and FAR Section 12.212, as applicable. Any use, duplication, modification or disclosure by the United States Government is subject to the restrictions set forth in these clauses. Manufacturer is Emony Ltd., 11 Amal Street, Afek Industrial Park, Rosh Ha'ayin 48092, Israel.

7.12 ENTIRE AGREEMENT. This Agreement and the Annexes hereto and any Order Forms hereto constitute the complete agreement between the parties and supersede all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement. It is expressly agreed that the terms of this Agreement shall supersede the terms in any Customer purchase order or other ordering document and such terms will have no force or effect other than those Order Forms issued in connection with this Agreement which shall each be incorporated by reference to this agreement and shall be deemed a part hereto. This Agreement shall also supersede the terms of any unsigned license agreement included in any package for Emony-furnished software.


The Effective Date of this Agreement shall be August 29, 2001.


EXECUTED BY BACKWEB TECHNOLOGIES LTD.:               EXECUTED BY EMONY LTD:

Authorized Signature: /s/ GWEN SPERTELL              Authorized Signature: /s/ YORAM SALINGER
                     --------------------------                            --------------------------

Name: Gwen Spertell                                  Name:  Yoram Salinger
     ------------------------------------------            ------------------------------------------

Title: COO                                           Title: C.E.O.
       ----------------------------------------             -----------------------------------------

Address: 3 Abba Hillel Street                        Address: 11 Amal Street
         P.O. Box 3581                                        Afek Industrial Park
         Ramat Gan 52136                                      Rosh Ha'ayin 48092
         Israel                                               Israel



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

                          ORDER FORM FOR EMONY SOFTWARE
                                   PURSUANT TO
                 MASTER SOFTWARE LICENSE AND SERVICES AGREEMENT
                                     BETWEEN
                             EMONY LTD. AS LICENSOR
                                       AND
                      BACKWEB TECHNOLOGIES LTD. AS CUSTOMER



CUSTOMER NAME:       BackWeb Technologies Ltd. ("BackWeb")

BILLING CONTACT:     ____________________________________         BILLING ADDRESS:     ____________________________________
PHONE:               ____________________________________                              ____________________________________
FAX:                 ____________________________________                              ____________________________________
EMAIL:               ____________________________________                              ____________________________________

TECHNICAL CONTACT:   ____________________________________         SHIPPING ADDRESS:    ____________________________________
PHONE:               ____________________________________                              ____________________________________
FAX:                 ____________________________________                              ____________________________________
EMAIL:               ____________________________________

A.      ORDER INFORMATION

1.      PLATFORMS:

        MAKE/MODEL:        PC COMPATIBLE

        OPERATING SYSTEM:  WINDOWS NT, 2000 AND ALL WINDOWS O/S AS THEY BECOME
                           COMMERCIALLY AVAILABLE, UNIX, SOLARIS, LINUX

        MEDIA:             CD-ROM

2.      PROGRAMS:

        Programs      -       License Type
        Microloader           Application Specific

3.      TECHNICAL SUPPORT LEVEL Technical support substantially equivalent to
                                BackWeb's Silver level


4.      FEES:

        Total Net License Fees Due*:                                                               $   500,000.00
        Technical support substantially equivalent to BackWeb's Silver level (18%)**                    90,000.00
                                                                                                   --------------
        Total fees due:***                                                                         $   590,000.00

* The license fees set forth above are noncancellable and sums paid are nonrefundable. All fees shall be due and payable forty-five (45) days from BackWeb's receipt of invoice. All payments made shall be in United States currency or in New Israel Shekels (NIS), with the exchange rate being the exchange rate from U.S. dollars into NIS reported by the Wall Street Journal on the last business day prior to date of payment. Also, such payment shall be made without deductions based on any taxes or withholdings, except where such deduction is based on gross income. Any amounts payable by BackWeb hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1.5% per month from the due date until such amount is paid.

** BackWeb Silver level service is described in Attachment A hereto. Technical Support shall be for one year and be paid at the same time that license fees are paid. BackWeb shall have the right to renew Technical Support services for such

Program licenses at Emony's then current standard Technical Support services fees and pricing in effect at the time of order.

*** Total fees do not include all applicable taxes. If Emony is required to pay sales, use, property, value-added or other taxes or custom duties based on the licenses or services granted in the Agreement or this Order Form on BackWeb's use of Programs or services, then such taxes shall be billed to and paid by BackWeb.

B.      GENERAL TERMS

1.      Definitions

        a. Programs        - "Microloader": refers to the Emony Ltd. ("Emony")
                             Microloader compression technology product, any new versions of such product, and subject to the terms of the Agreement and the Technical Support Level, any and all updates and upgrades thereto during the term of the license and Technical Support Level acquired hereby. In the event that Emony renames the Microloader product and/or issues a new product and such new product is aimed at and designed for offering the same functions and characters as the Microloader product, then such renamed product or new product shall also be governed by the terms of this Order Form as being included in the definition of "Microloader."

        b. License Type    - "Application Specific" shall mean that BackWeb may
                             use the Programs only to facilitate and enhance the delivery of the BackWeb(R) Client Software and update/upgrades of the software known as "BackWeb Client" which application is referred to herein as the "Application Program." This right is given to BackWeb with the understanding that BackWeb does not charge its customers separately for this feature. In the event that BackWeb begins charging for this feature separately or that BackWeb desires to enter into the software distribution business, BackWeb shall notify Emony that it wishes to exercise the option set forth in Section B.5 below and the parties will enter into a discussion of the terms of such arrangement

        c. Territory       - "Territory": the geographic area for the use and
                             installation of the Programs shall be worldwide.

2. Term of License. The Program licenses acquired by BackWeb hereunder shall be for a five (5) year term (the "Term"), commencing on the Effective Date hereof.

3. Exclusivity. Emony represents that it has not entered to date, and will not enter during the Term of this Order Form, into any license agreement, OEM arrangements, distribution relationships or any other agreement, to provide its Program that is the subject of this Order Form and future products that include the Microloader to Marimba, Novadigm or Tibco.

4. Emony undertakes to use its best efforts to maintain upward compatibility in its core functionality. In the event that Emony reasonably determines that market conditions and the business climate creates a necessity for changes in the future versions of the Microloader product which may have impact on compatibility with back versions of such product, Emony shall inform BackWeb of such changes.

5. Option. At any point during the Term, BackWeb shall have the option to expand the application for which Application Specific Programs are integrated with the Application Program (the "OEM Product") to third party software distribution on a royalty basis to be mutually agreed upon.

Emony and BackWeb agree that the terms and pricing of this Order Form shall not be disclosed without the prior written consent of the other party. This Order Form is valid through August 30, 2001 and shall become binding upon execution by BackWeb and acceptance by Emony.

The Effective Date of this Order Form shall be August 29, 2001.



EMONY LTD.                                    BACKWEB TECHNOLOGIES LTD.

BY: /s/ YORAM SALINGER                        BY: /s/ GWEN SPERTELL
    ----------------------------------           ------------------------------

NAME: Yoram Salinger                          NAME: Gwen Spertell
      --------------------------------              ---------------------------

TITLE: C.E.O.                                 TITLE: COO
       -------------------------------               --------------------------

This Order Form and the products acquired herby shall be governed by the terms of Master Software License and Services Agreement between Emony and BackWeb, dated August 29, 2001 (the "Agreement").

                                  ATTACHMENT A

                       BACKWEB TECHNICAL SUPPORT POLICIES
                              SILVER LEVEL SUPPORT

BackWeb Technical Support is provided for problems that are demonstrable in the applicable release of a BackWeb licensed product, running unaltered on an acceptable hardware and operating system configuration.

Technical Support services are normally provided over annual support periods. Initial-year annual Technical Support services for BackWeb products commence on the date of delivery of the BackWeb products or if no delivery is required, commence on the effective date of the order for such product. Thereafter, Technical Support services may be renewed for successive annual periods of one year.

BackWeb notifies the Customer of renewal fees prior to the date for renewal of Technical Support services. Technical Support fees are due and payable annually in advance of commencement of the applicable Support Period. Failure to pay Technical Support fees will result in suspension of BackWeb Technical Support Services.


--------------------------------------------------------------------------------
                        SILVER TECHNICAL SUPPORT SERVICE

Silver Technical Support includes:

        - Telephone Technical Support assistance is available from 8:00 a.m. to 5:00 p.m. Monday through Friday (holidays excluded) based on the local time zone of the assigned BackWeb Technical Support Center. The appropriate BackWeb Technical Support Center is assigned by BackWeb based on the geographical location of the customer.

        -       BACKWEB'S NORTH AMERICAN PRIORITY SUPPORT HOTLINE

                Telephone: 1-800-778-1949
                Email:     productsupport@backweb.com

        -       BACKWEB'S EUROPEAN PRIORITY SUPPORT HOTLINE

                Telephone:  +972-3-611-8826
                Email:      eurosupport@backweb.com

        - Web-based access to BackWeb Technical Support news, patches, Updates and programming examples is available through BackWeb's webpage at http://www.backweb.com/services/html/client_support.html

        -       Product Updates(1)

                -       Bug fixes

                -       General maintenance releases

                -       Minor and major new functionality releases, i.e.
                        upgrades

                -       Documentation updates

        - BackWeb Knowledgebase access to information on Technical Support Frequently Asked Questions and customer feedback.

        -       Access to System Reports is initiated by the Customer


--------------------------------------------------------------------------------
                           TECHNICAL SUPPORT ENGINEERS

For the Technical Support Services level specified above, the Support Center's Technical Support Engineers (TSEs) field incoming calls, email and fax messages. TSEs are responsible for:

        a) Coordinating the resolution of the problem

        b) Verifying any reported error, including by obtaining additional information from Customer

        c) Communicating to the Customer a resolution, or workaround, or supplying a bug fix, as appropriate



----------

(1) "Update" refers to subsequent releases of the BackWeb software product, including, without limitation, bug fixes, error corrections and those new releases which BackWeb makes available for Program licensees at no additional license fee other than media and handling charges, provided the Customer has ordered Technical Support for such licenses for the relevant time period. Updates do not include any release, option, module or future product that BackWeb licenses separately.

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                  CUSTOMER SUPPORT IDENTIFICATION (CSID) NUMBER

Upon purchasing BackWeb Technical Support services, Customer receives a CSID Number. The CSID Number is essential for obtaining the Technical Support Services described in this document from BackWeb.

The CSID number identifies the Customer with respect to the following information:

-       Company Name and Address

-       Product Set and Version

-       Technical Support Level

-       Duration of Support Period

-       Operating System

-       Technical Contact Information

--------------------------------------------------------------------------------

                 INFORMATION CUSTOMERS NEED WHEN CALLING SUPPORT

Before BackWeb can begin work on any problem, information on the nature and location of the problem is required. Whenever an error report or call is placed to the BackWeb Support Center, the following information should be provided:

-       The Customer Support Identification (CSID) number

-       The area code and phone number

- The operating system (including version) on which BackWeb products are installed

- The BackWeb product name and version number and build number that this call concerns.

-       Any program error messages associated with the problem

-       A detailed description of the problem

-       A status log, if applicable

--------------------------------------------------------------------------------
                          PROBLEM RESOLUTION PROCEDURE

BackWeb categorizes reported errors as provided in the table below and responds to reported errors according to the schedule indicated. "Acknowledgment" means confirming receipt of a problem, verifying details, attempting to duplicate the problem and confirming status to Customer. "Response" means providing Customer with an answer, a patch or a resolution action plan. BackWeb is only responsible for providing support for the failure of a BackWeb product to materially conform to the functional specifications as set forth in the applicable product documentation.

     Acknowledgment Goal           Silver               Gold                 Platinum
     -------------------           ------               ----                 --------
     Priority 1                    1 Business day       1 Business hour      1 hour
     Priority 2                    2 Business days      2 Business hours     2 hours
     Priority 3                    3 Business days      6 Business hours     6 hours
     Priority 4                    3 Business days      2 Business days      24 hours
     Resolution response
     Priority 1                    3 Business days      2 Business day       2 days
     Priority 2                    5 Business days      4 Business days      4 days
     Priority 3                    10 Business days     8 Business days      7 days
     Priority 4                    15 Business days     15 Business days     15 days

Priority Categories shall be defined as follows:

Priority 1         Critical: Production stop due to product or major feature
                   failure or data corruption.

Priority 2         Serious: Major impact. Major feature/product failure;
                   inconvenient workaround or no workaround exists.

Priority 3         Minor: Minor impact. Minor feature/product failure,
                   convenient workaround exists.

Priority 4         Informational: Functionality does not match documented
                   specifications.

A nonconformity is not considered an error if (a) the BackWeb product is combined or merged with any hardware or software not supported by BackWeb; or
(b) the error is caused by Customer's misuse or improper use of the BackWeb product.

--------------------------------------------------------------------------------
                               TECHNICAL CONTACTS

For each order for Technical Support services, the Customer must designate one primary and one backup employee ("Technical Contacts"), to serve as liaisons with BackWeb. The designated Technical Contact is the sole liaison between Customer and BackWeb for all software product support and shall be based at the customer's premises. To avoid interruptions in support services, customers must notify BackWeb whenever their Technical Contact responsibilities are transferred to another individual. The Customer will ensure that each Technical Contact is trained on BackWeb's products.

--------------------------------------------------------------------------------
                                 PRIOR VERSIONS

BackWeb provides support for a specific release or version of a BackWeb product for a minimum of six (6) months after BackWeb makes a subsequent release or version of such product available, as an Update or otherwise. At its sole discretion and control, BackWeb may replace specific components of the Programs with other components and BackWeb shall only provide Technical Support for the new components.

--------------------------------------------------------------------------------
                                   CUSTOM WORK

BackWeb Technical Support is offered for all officially released BackWeb products. Custom made applications, created by the customer and/or by BackWeb Professional Services, are not covered by this maintenance offering.

--------------------------------------------------------------------------------
                             SUPPORT POLICY CHANGES

Technical Support services, including Updates, are provided by BackWeb, subject to the terms of the applicable written agreement between Customer and BackWeb, and if none, under BackWeb's standard Software License and Services Agreement in effect at the time Technical Support services are ordered. These Technical Support policies are BackWeb's current policies and are subject to change. BackWeb may inform Customer of any changes via publication on BackWeb's Technical Support webpages and such changes shall take effect after the then-current support period.

--------------------------------------------------------------------------------
                               REINSTATEMENT FEES

In the event that BackWeb Technical Support services lapse, are not renewed or were never originally procured, a Reinstatement Fee shall be assessed upon re-commencement of Technical Support services equal to the amount of Silver-level Technical Support fees which would have been applicable during the period of lapse, calculated based on the current Technical Support fee in effect at the time Technical Support is ordered.

--------------------------------------------------------------------------------
                              ADDITIONAL OFFERINGS

On-Site Support

Upon Customer's request and order, BackWeb provides the on-site services of BackWeb Engineers to assist in resolving technical support issues at the then current Professional Services rate.

Special Reports

At fees to be mutually agreed upon in writing, BackWeb will deliver monthly System Reports via email and/or hard copy. These reports include details specific to the customer's issues. BackWeb includes in each such report a summary list of all patches made available during the reporting period for the supported Program licenses.

All mentioned reports & knowledgebase-related items will be available starting June 2001.

--------------------------------------------------------------------------------
                        BACKWEB TECHNICAL SUPPORT CENTERS

CANADA

2225 Sheppard Avenue East, Suite 1401

Toronto, Ontario M2J 5C2
Canada

ISRAEL

3 Abba Hillel Street
P.O. Box 3581
Ramat-Gan 52136
Israel